SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 17, 2017

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Introduction.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 28, 2017 by Exa Corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 27, 2017, with Dassault Systemes Simulia Corp., a Rhode Island corporation (“Parent”), and 3DS Acquisition 3 Corp., a wholly owned subsidiary of Parent (“Purchaser”).  Pursuant to the Merger Agreement, on October 12, 2017, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), at a price per share of $24.25, payable net to the holder thereof in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 12, 2017 (as amended, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each has been amended or supplemented from time to time, constitute the “Offer”).

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on November 16, 2017 (such date and time, the “Expiration Time”). Computershare Trust Company, N.A., the depositary for the Offer, has advised that, as of the Expiration Time, 12,383,691 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 71% of the aggregate number of the then issued and outstanding Shares. In addition, the depositary has advised that, as of the Expiration Time, 18,202 Shares had been tendered by Notice of Guaranteed Delivery, representing less than 1% of the aggregate number of the then issued and outstanding Shares. Accordingly, the minimum tender condition to the Offer has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On November 17, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent, which is an indirect wholly owned subsidiary of Dassault Systèmes S.E., a European Company incorporated in France (“Dassault Systèmes”).

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share, other than Shares outstanding immediately prior to the Effective Time owned by the Company, Parent or Purchaser, or by stockholders who have validly exercised their appraisal rights under Delaware law, was canceled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, each option to acquire Shares granted under a Company equity plan that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested or exercisable, became fully vested and exercisable immediately prior to the Effective Time.  Each option granted under a Company equity plan that was outstanding and unexercised as of the Effective Time and that had an exercise price per Share that was less than the Offer Price was automatically canceled at the Effective Time in exchange for the right to receive an amount in cash equal to the product of the excess of the Offer Price over the applicable exercise price per Share of such option and the aggregate number of Shares issuable upon exercise of such option, less any required withholding taxes. Each option granted under a Company equity plan that was outstanding and unexercised as of the

Effective Time and that had an exercise price per Share that was equal to or greater than the Offer Price was canceled effective as of the Effective Time for no consideration.  Pursuant to the Merger Agreement, each restricted stock unit granted by the Company under a Company equity plan that was outstanding as of immediately prior to the Effective Time became fully vested and was canceled as of the Effective Time, in exchange for the right to receive an amount in cash equal to the product of the Offer Price and the aggregate number of vested Shares subject to such restricted stock unit.

The aggregate consideration paid to the Company’s stockholders in the Offer and Merger was approximately $372 million, without giving effect to related transaction fees and expenses. Parent and Dassault Systèmes funded the aggregate purchase price and related fees and expenses from cash on hand.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 28, 2017 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on November 17, 2017 that the Merger had been consummated, and trading of the common stock of the Company on The NASDAQ Global Market has been suspended. Accordingly, NASDAQ has filed a notification of delisting of the Company’s common stock from The NASDAQ Global Market and deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC. The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.                                        Changes in Control of the Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on November 17, 2017, a change in control of the Company occurred and the Company now is a wholly owned subsidiary of Parent, and an indirect wholly owned subsidiary of Dassault Systèmes.

The information disclosed under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement, Stephen Remondi, John J. Shields, III, John William Poduska, Robert Burke, Mark Fusco and Wayne Mackie are no longer members of the Company’s board of directors, effective as of the Effective Time. Upon consummation of the Merger, the following persons, who were members of the board of directors of Purchaser, became the new members of the board of directors of the Company: Bernard Charlès, Thibault de Tersant, and Mark Neil.

Upon consummation of the Merger and pursuant to the Merger Agreement, at the Effective Time, the officers of Purchaser immediately prior to the Effective Time became the officers of the Company, and Bernard Charlès became Chief Executive Officer and Chairman of the Board of the Company, Thibault de Tersant became Chief Financial Officer, Treasurer & Assistant Secretary of the Company and Mark Neil became Secretary of the Company by operation of the Merger Agreement.

Information about each of Bernard Charlès, Thibault de Tersant, and Mark Neil is contained in the Offer to Purchase, which information is incorporated herein by reference.

Item 5.03.                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety in the forms filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

2.1                               Agreement and Plan of Merger dated September 27, 2017, by and among Dassault Systemes Simulia Corp., 3DS Acquisition 3 Corp. and Exa Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2017).

3.1                               Amended and Restated Certificate of Incorporation of Exa Corporation.

3.2                               Amended and Restated By-laws of Exa Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Mark Neil
Mark Neil
Secretary

Date: November 17, 2017